UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2023

Personalis, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38943	27-5411038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Dumbarton Circle Fremont, California		94555
(Address of Principal Executive Offices)		(Zip Code)

(650) 752-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PSNL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2023 (the “Effective Date”), Personalis, Inc. (the “Company”) and Tempus Labs, Inc. (“Tempus”) entered into a Commercialization and Reference Laboratory Agreement (the “Tempus Agreement”) pursuant to which Tempus will market the Company’s NeXT Personal® Dx assay (the “Assay”) in the United States and the Company will conduct development activities to validate the Assay in breast cancer, lung cancer and immuno-oncology monitoring indications (the “Indications”). The term of the Tempus Agreement is five years from the Effective Date, which may be extended for successive one-year renewal terms upon the parties’ mutual agreement (the “Term”).

Tempus will use commercially reasonable efforts to market and promote the Assay in the same or substantially same manner that it markets and promotes its own tests. The Company will use commercially reasonable efforts to validate the Assay in the Indications and to generate evidence to seek reimbursement from payors in each such Indication. The Company will perform tests using the Assay ordered by customers through Tempus and will bill such customers or payors for the performance of such tests. The Company granted to Tempus a license to certain intellectual property of the Company necessary for Tempus to perform the Assay, which license is exercisable by Tempus upon certain failures by the Company to perform tests using the Assay ordered under the Tempus Agreement, subject to certain limitations.

In consideration of the Company performing such development activities, Tempus will pay to the Company fees of up to $12,000,000 in the aggregate (the “Market Development Fee”), consisting of an activation fee of $3,000,000 (the “Activation Fee”), a first milestone fee of $3,000,000 (upon achievement of a specified clinical validation milestone), and a second milestone fee payable in six quarterly installments totaling $6,000,000 (subject to the Company achieving certain specified additional clinical validation milestones (collectively, the “Second Milestone”)). If the Company does not achieve the Second Milestone by a specified date, Tempus may withhold such installment payments until the Company achieves such Second Milestone, and Tempus will have the right to terminate the Tempus Agreement or convert it to a non-exclusive arrangement; upon any such termination or conversion, the Company will refund to Tempus any Market Development Fee other than the Activation Fee paid to Tempus as of the date of such termination or conversion, subject to certain reductions. If the Company is unable to offer the Assay for use in any Indication in accordance with a schedule set forth in the Tempus Agreement, the Company will refund to Tempus any Market Development Fee other than the Activation Fee paid to Tempus as of the date of such failure to meet such schedule and subject to certain reductions.

From the Effective Date through a specified period for each Indication, the Company will not allow any third party (other than an acquiror of the Company or any affiliates of such acquiror) to market the Assay in such Indication and Tempus will not market another tumor-informed molecular residual disease assay indicated for use in such Indication (whether its own or that of a third party), in each case subject to certain exceptions. Such exclusivity obligations terminate on December 31, 2027 to the extent they do not expire earlier. In addition, each party has the right to convert the Tempus Agreement to a non-exclusive arrangement upon the occurrence of certain specified events.

The Company will compensate Tempus for the fair market value of order requisition and results delivery services rendered with respect to tests using the Assay ordered under the Tempus Agreement on a per-test basis. In addition, the parties will perform certain co-promotion activities with respect to Personalis’ reference laboratory services and Personalis will compensate Tempus for the fair market value of promotional and commercialization services provided by Tempus in connection therewith in an amount up to $9,600,000.

The Tempus Agreement also grants Tempus access to certain initial and longitudinal genomic data derived from performance of the Assay and Tempus will have the right to use such data in accordance with applicable laws. If Tempus or its affiliate licenses such data to a third party and Tempus recognizes revenue from such license, Tempus will pay to the Company a percentage of its gross revenue received that is attributable to such license in the range of 10 to 20 percent. Such revenue share shall be payable during the Term and for 10 years thereafter.

Additionally, in consideration of Tempus’ obligations to the Company under the Tempus Agreement, on November 28, 2023, the Company issued to Tempus (1) a warrant to purchase up to 4,609,400 shares of the Company’s common stock (the “Common Stock”) at an exercise price per share of $1.50, with an expiration date of December 31, 2024 (the “First Warrant”), and (2) a warrant to purchase up to 4,609,400 shares of Common Stock at an exercise price per share of $2.50, with an expiration date of December 31, 2025 (the “Second Warrant” and, together with the First Warrant, the “Warrants”). The Warrants are exercisable for cash at any time prior to the applicable expiration date, may be net exercised in certain circumstances, and will be automatically net exercised in connection with a change of control of the Company if the value ascribed to the consideration to be paid for one share of Common Stock in such change of control is greater than the applicable exercise price. The number of shares issuable upon exercise of the Warrants and the exercise prices of the Warrants are subject to adjustment by reason of stock dividends, splits, recapitalizations, reclassifications and the like. If Tempus acquires any shares of Common Stock directly from the Company other than by exercising the Warrants (any such shares, “Non-Warrant Shares”), then the total number of shares issuable upon exercise of the Warrants will be reduced by the Non-Warrant Shares on a share-for-share basis, proportionally between the First Warrant and the Second Warrant based on how many shares are then underlying the Warrants. The Company agreed to register the resale of the shares underlying the Warrants by filing a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 30 calendar days of the issuance date of the Warrants.

Under the Tempus Agreement, Tempus agreed to certain customary standstill restrictions that apply (a) whenever Tempus (together with its affiliates) owns at least 9,218,800 shares of Common Stock until the parties’ exclusivity obligations expire or terminate under the Tempus Agreement and (b) from the Effective Date through the first anniversary of the Effective Date, to the extent the parties’ exclusivity obligations expire or terminate under the Tempus Agreement and Tempus (together with its affiliates) owns at least 5% of the outstanding shares of Common Stock. These standstill restrictions are subject to suspension in certain cases set forth in the

Tempus Agreement. In addition, the Company has agreed to notify Tempus in certain circumstances if the Company is pursuing a change of control transaction for the Company.

With respect to any shares it acquires from exercising the Warrants, Tempus also agreed to certain voting commitments under the Tempus Agreement. These voting commitments require Tempus to vote any shares it acquires from exercising the Warrants in accordance with the recommendations of the majority of the Company’s board of directors, and generally apply to director nominations for any meeting of the Company’s stockholders occurring on or before December 31, 2025, various compensation-related matters, and ratification of auditors. These voting commitments terminate on the later of (i) when the parties’ exclusivity obligations expire or terminate under the Tempus Agreement and (ii) the first anniversary of the Effective Date.

Either party may terminate the Tempus Agreement upon the other party’s material breach or insolvency, if the other party assigns the agreement to a competitor of the terminating party, if there are certain materially adverse changes to certain of the other party’s licenses, permits or certifications or if the other party or its personnel have any materially adverse personal or professional conflicts of interest, subject to certain notice periods. After the first anniversary of the Effective Date, either party may terminate the Tempus Agreement for convenience upon 18 months’ prior written notice. Tempus may terminate the agreement if the Company does not achieve the Second Milestone by a specified date.

The foregoing summary of the Tempus Agreement is qualified in its entirety by reference to the full text of the Tempus Agreement, a copy of which is attached to this report as Exhibit 10.1, which is incorporated herein by reference.

The foregoing summary of the Warrants is qualified in its entirety by reference to the full text of (i) the First Warrant, a copy of which is attached to this report as Exhibit 4.1, which is incorporated herein by reference, and (ii) the Second Warrant, a copy of which is attached to this report as Exhibit 4.2, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information related to the issuance of the Warrants contained in Item 1.01 of this report is incorporated herein by reference. The issuance of the Warrants was, and the issuance of the shares underlying the Warrants upon exercise thereof will be, exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. Tempus represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Warrants are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates for the shares issued upon exercise of the Warrants.

Forward-Looking Statements.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, the Company can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “estimate,” “expect,” “may” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding activities, milestones and potential benefits under or from the Tempus Agreement. Such forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, risks and uncertainties related to commercial success under the Tempus Agreement, the Company’s ability to obtain reimbursement and in adequate amounts, the ability to achieve the milestones under the Tempus Agreement, and third-party performance. For a further description of these and other risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s most recent Quarterly Report on Form 10-Q filed with the SEC on November 7, 2023, and any subsequent current and periodic reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Warrant to Purchase Shares of Common Stock of Personalis, Inc., dated November 28, 2023, and expiring December 31, 2024 (the “First Warrant”).
4.2	Warrant to Purchase Shares of Common Stock of Personalis, Inc., dated November 28, 2023, and expiring December 31, 2025 (the “Second Warrant”).
10.1*#	Commercialization and Reference Laboratory Agreement, between Personalis, Inc. and Tempus Labs, Inc., dated November 25, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain schedules and attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit.

#

Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 28, 2023	Personalis, Inc.

	By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer and Chief Operating Officer